Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The General Partner of Marlin Midstream Partners, LP

We consent to the use of our reports included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Houston, Texas

July 3, 2013